Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2014

Financial Results

Hsinchu, Taiwan (November 26, 2014) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fourth quarter and full year of fiscal year 2014, ended August 31, 2014.

Revenue for the fourth quarter of fiscal 2014 was $2.3 million, a 33% decrease compared to $3.4 million in the fourth quarter of fiscal 2013. GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2014 was $5.4 million, or a net loss of $0.19 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $17.9 million, or a net loss of $0.64 per diluted share, for the fourth quarter of fiscal 2013.

“As we discussed last quarter, in the fourth quarter we experienced a reduction in production capacity as we consolidated manufacturing facilities and relocated production equipment” said Trung Doan, Chairman, President and CEO. “With these actions now largely complete, we look forward to higher revenue in our target markets for the coming quarter,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2014 was $5.0 million, or a net loss of $0.17 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $7.3 million, or a net loss of $0.26 per diluted share for the fourth quarter of fiscal 2013.

Revenue for fiscal 2014 was $14.5 million, a 19% decrease compared to $18.0 million for fiscal 2013. GAAP net loss attributable to SemiLEDs stockholders for fiscal 2014 was $24.5 million, or a net loss of $0.87 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $43.7 million, or a net loss of $1.58 per diluted share, for fiscal 2013.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for fiscal 2014 was $22.5 million, or a net loss of $0.80 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $27.8 million, or a net loss of $1.01 per diluted share, for fiscal 2013.

GAAP gross margin for the fourth quarter of fiscal 2014 was negative 134%, compared with gross margin for the fourth quarter of fiscal 2013 of negative 103%. Operating margin for the fourth quarter of fiscal 2014 was negative 251%, compared with negative 523% in the fourth quarter of fiscal 2013.  The Company’s cash and cash equivalents were $12.6 million at the end of the fourth quarter of fiscal 2014, compared to the third quarter fiscal 2014 ending balance of $16.1 million. Cash used in operating activities was $1.9 million in the fourth quarter of fiscal 2014.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for the fourth quarter and fiscal year 2014 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, non-cash impairment charges on long-lived assets, goodwill and investment and the related tax effect, of the applicable items, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Interim Chief Financial Officer
SemiLEDs Corporation
415-471-2700
investor@semileds.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
investor@semileds.com

SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31, 2014	August 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,649	$36,272
Accounts receivable, net	2,130	2,152
Accounts receivable from related parties, net	41	120
Inventories	9,212	10,500
Prepaid expenses and other current assets	1,909	1,080
Total current assets	25,941	50,124
Property, plant and equipment, net	27,063	30,473
Intangible assets, net	1,586	1,379
Goodwill	59	59
Investments in unconsolidated entities	2,204	2,275
Other assets	764	1,395
TOTAL ASSETS	$57,617	$85,705
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$1,934	$2,294
Accounts payable	2,675	3,534
Accrued expenses and other current liabilities	4,860	6,825
Deferred income, current portion	—	51
Total current liabilities	9,469	12,704
Long-term debt, excluding current installments	4,256	6,169
Deferred income, net of current portion	—	339
Total liabilities	13,725	19,212
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	170,953	169,114
Accumulated other comprehensive income	5,583	5,557
Accumulated deficit	(132,630)	(108,155)
Total SemiLEDs stockholders’ equity	43,906	66,516
Noncontrolling interests	(14)	(23)
Total equity	43,892	66,493
TOTAL LIABILITIES AND EQUITY	$57,617	$85,705

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Revenues, net	$2,278	$3,384	$14,481	$17,967
Cost of revenues	5,322	6,884	25,792	32,665
Gross loss	(3,044)	(3,500)	(11,311)	(14,698)
Operating expenses:
Research and development	829	1,189	4,199	4,592
Selling, general and administrative	1,842	2,923	9,279	11,377
Impairment of long-lived assets	—	10,072	—	10,923
Goodwill impairment	—	—	—	1,077
Total operating expenses	2,671	14,184	13,478	27,969
Loss from operations	(5,715)	(17,684)	(24,789)	(42,667)
Other income (expenses):
Impairment loss on investment	—	—	—	(1,885)
Equity in losses from unconsolidated entities, net	(31)	(77)	(183)	(249)
Interest income (expenses), net	(22)	2	(83)	11
Other income, net	360	55	519	213
Foreign currency transaction loss, net	(3)	(248)	(74)	(58)
Total other income (expenses), net	304	(268)	179	(1,968)
Loss before income taxes	(5,411)	(17,952)	(24,610)	(44,635)
Income tax expense	—	—	—	3
Net loss	(5,411)	(17,952)	(24,610)	(44,638)
Less: Net loss attributable to noncontrolling interests	(42)	(95)	(135)	(914)
Net loss attributable to SemiLEDs stockholders	$(5,369)	$(17,857)	$(24,475)	$(43,724)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.19)	$(0.64)	$(0.87)	$(1.58)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	28,443	27,779	28,141	27,630

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
Non-GAAP Net Loss	2014	2013	2014	2013

GAAP net loss attributable to SemiLEDs stockholders	$(5,369)	$(17,857)	$(24,475)	$(43,724)
Adjustments:
Stock-based compensation expense	415	523	1,945	2,020
Impairment of long-lived assets	—	10,072	—	10,923
Goodwill impairment	—	—	—	1,077
Impairment loss on investment	—	—	—	1,885
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(4,954)	$(7,262)	$(22,530)	$(27,819)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.19)	$(0.64)	$(0.87)	$(1.58)
Non-GAAP net loss	$(0.17)	$(0.26)	$(0.80)	$(1.01)

	Three Months Ended August 31,		Years Ended August 31,
Free Cash Flow	2014	2013	2014	2013

Net cash used in operating activities	$(1,931)	$(4,660)	$(15,698)	$(14,461)
Less: Capital expenditures	771	83	2,682	2,716
Total free cash flows	$(2,702)	$(4,743)	$(18,380)	$(17,177)